Exhibit 10.1

ROCKET TRAVEL, INC.
2012 STOCK INCENTIVE PLAN
1.    Purpose and Eligibility
The purpose of this 2012 Stock Incentive Plan (the “Plan”) of Rocket Travel, Inc. (the “Company”) is to provide stock options and other equity interests (including restricted stock, restricted stock units and other stock-based interests) in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is deemed a “Participant”. Additional definitions are contained in Section 8.
2.    Administration
a.    Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan, to interpret, reconcile inconsistencies and correct the provisions of the Plan and of any Award and, subject to the limitations of the Plan, to modify and amend any Award. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan made in good faith.
b.    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board (or the officers referred to in Section 2(c)).
3.    Stock Available for Awards
a.    Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to Awards granted under the Plan is 300,000 shares. If any Award expires unexercised or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Notwithstanding the foregoing, however, the cumulative number of shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 300,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.    Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 300,000 shares of Common Stock.
c.    Adjustment to Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares, spin-off, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share of each outstanding Award, (iii) the repurchase price per security subject to repurchase and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) in a manner determined by the Board to be appropriate. If Section 7(e) applies for any event, this Section 3(c) shall not be applicable.
4.    Stock Options
a.    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the terms, conditions and limitations applicable to the grant or exercise of each Option and to the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions upon sale or transfer thereof, as it considers advisable.
b.    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option”, as defined in Section 422 of the Code (an “Incentive Stock Option”), shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Non-Qualified Stock Option”.
c.    Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable Option agreement.
d.    Vesting and Duration of Options. Each Option shall vest and be exercisable at such times and for such periods and subject to such terms and conditions relating thereto as the Board may specify in the applicable Option agreement.
e.    Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.
f.    Payment Upon Exercise. The exercise price and any required withholding taxes in respect of Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)    by check payable to the order of the Company;
(ii)    except as otherwise expressly provided in the applicable Option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; or
(iii)    to the extent permitted by applicable law but only as expressly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable Option agreement), (y) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (z) payment of such other lawful consideration as the Board may determine.
g.    Repricing of Options. The Board may, without stockholder approval, amend any outstanding Option to reduce the exercise price of such Option. The Board may also, without stockholder approval, cancel any outstanding Option and grant in substitution therefor new Options covering the same or a different number of shares of Common Stock and having a lower exercise price than the cancelled Option.
5.    Restricted Stock Awards
a.    Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the Participant in the event that conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling recipients to receive shares of Common Stock to be delivered in the future, with such delivery subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more conditions set forth in the applicable Award (“Restricted Stock Units”). Restricted Stock and Restricted Stock Units are each referred to as “Restricted Stock Awards”.
b.    Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, shall be either (i) held in book entry form subject to the Company’s instruction or (ii) evidenced by a stock certificate bearing appropriate legends and deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the shares of Restricted Stock no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.
c.    Provisions Applicable to Restricted Stock Units.
(i)    Upon the vesting or lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or, if expressly authorized by the Board in the grant of such Restricted Stock Unit, cash equal to the fair market value of one share of Common Stock.
(ii)    The Board may grant recipients of Restricted Stock Units the right to receive an amount equal to any dividends or distributions declared and paid on an equal number of shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the benefit of a Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions as the Restricted Stock Units in respect of which they were paid, all as set forth in the applicable Award.
(iii)    A Participant shall have no voting rights with respect to any Restricted Stock Units.
6.    Other Stock-Based Awards
The Board shall have the right to grant other Awards based upon the Common Stock, or based upon any other authorized class or series of capital stock, having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.
7.    General Provisions Applicable to Awards
a.    Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant or, in the case of a Non-Statutory Stock Option, pursuant to a qualified domestic relations order. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
b.    Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan; provided, however, that in the event of any conflict in the terms of the Plan and Award, the terms of the Plan shall govern.
c.    Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.    Termination of Status. The Board shall determine and set forth in the Award agreement the effect on the Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of the Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
e.    Acquisition of the Company
(i)    Consequences of an Acquisition. Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), either:
(A)    make appropriate provision for the continuation of such Awards by the Company (if the Company is the surviving corporation) or the assumption of, or substitution for, such Awards by the surviving or acquiring entity in either case by substituting on an equitable basis for the shares then subject to such Awards either (1) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (2) shares of stock of the surviving or acquiring corporation or (3) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or
(B)    upon written notice, provide that one or more Awards then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Awards shall terminate; or
(C)    provide that one or more Awards then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Awards over the exercise price, if any, thereof.
Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Award pursuant to this paragraph. The Company may require that all or any portion of any such consideration payable in respect of an Award in connection with an Acquisition shall be held in escrow (including in an escrow pursuant to the agreement effecting such Acquisition) in order to effectuate any continuing restrictions.
(ii)    Acquisition Defined. An “Acquisition” shall mean the consummation of any of the following events: (x) any sale, lease, exchange or other disposition of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); (y) a sale, merger, consolidation, reorganization, stock purchase, contribution or other similar transaction (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, in each case where the stockholders of the Company immediately prior to such event (in their capacity as such) do not retain beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of and interest in the Company, its successor or the entity that controls the Company or its successor; or (z) any other acquisition of the business of the Company determined by the Board to constitute an Acquisition. Notwithstanding the foregoing, a transaction shall not constitute an Acquisition if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction.
(iii)    Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.
f.    Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind, including salary or wages, otherwise due to a Participant.
g.    Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any anticipated consequences, would not materially and adversely affect the Participant.
h.    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) all applicable withholding obligations have been paid or provided for, (iii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
i.    Acceleration. The Board may at any time provide that any Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs or (ii) disqualify all or part of an Option as an Incentive Stock Option.
j.    Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant or any amendment or modification, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Plan and each Award are hereby modified and limited as necessary to comply with applicable requirements of Section 409A. Notwithstanding the foregoing, neither the Company nor any member of the Board shall have any liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.
8.    Miscellaneous
a.    Definitions.
(i)     “Company,” for purposes of eligibility under the Plan, shall include Rocket Travel, Inc. and any present or future subsidiary corporations of Rocket Travel, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Rocket Travel, Inc. as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.
(ii)     “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
(iii)    “employee” for purposes of eligibility under the Plan any person who has commenced employment with the Company and is treated as an employee in the records of the Company.
b.    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.
c.    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock or other capital stock to be distributed with respect to an Award until becoming the record holder thereof.
d.    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e.    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.
f.    Authorization of Sub-Plans. The Board may establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing such terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction.
g.    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.
Adopted by the Board of Directors on
October 17, 2012

Approved by the stockholders on
October 17, 2012